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                                                                     EXHIBIT 4.3

                  DECLARATION OF TRUST, dated as of October 7, 1996, between Paine Webber Group Inc., a Delaware corporation (the "Sponsor"), and The Chase Manhattan Bank, a New York banking corporation, not in its individual capacity but solely as trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, a Delaware banking corporation, not in its individual capacity but solely as trustee (the "Delaware Trustee"), and Regina A. Dolan, Pierce R. Smith and William J. Nolan, each not in her or his individual capacity but solely as trustee (the Property Trustee, the Delaware Trustee and each such individual as trustee, collectively, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

                  1. The trust created hereby shall be known as "PWG Capital Trust I", in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                  2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in the form attached hereto. The Trust is hereby established by the Sponsor and the Trustees for the purposes of (i) issuing preferred securities ("Preferred Securities") representing undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in junior subordinated debentures of the Sponsor, (ii) issuing and selling common securities ("Common Securities" and, together with the Preferred Securities, "Trust Securities") representing undivided beneficial interests in the assets of the Trust to the Sponsor in exchange for cash and investing the proceeds thereof in additional junior subordinated debentures of the Sponsor and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.
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                  3. Concurrent with the first issuance of any Trust Securities by the Trust, the Sponsor and the Trustees intend to enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement referred to below at the time such registration statement becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and the Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain, prior to such execution and delivery, any licenses, consents or approvals required by applicable law or otherwise.

                  4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such Registration Statement, relating to the registration of the Preferred Securities under the Securities Act and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including any pre-effective or post-effective amendments thereto) relating to the registration of the Preferred Securities under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to prepare and file with the New York Stock Exchange and execute, in each case on behalf of the Trust, a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the New York Stock Exchange; (iii) to prepare and file and execute, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "blue sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; and (iv) to negotiate the terms of, and execute on behalf of the Trust, an underwriting agreement among the Trust, the Sponsor and any underwriter, dealer or agent relating to the Preferred Securities,
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substantially in the form included as an exhibit to the 1933 Act Registration
Statement at the time it becomes effective under the Securities Act. In the event that any filing referred to in any of clauses (i)-(iii) above is required by the rules and regulations of the Commission or the New York Stock Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by the Trustees, Regina A. Dolan, Pierce R. Smith and William J. Nolan, in their capacities as Trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that The Chase Manhattan Bank and Chase Manhattan Bank Delaware, in their capacities as Trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission or the New York Stock Exchange or state securities or blue sky laws. In connection with all of the foregoing, the Sponsor and each Trustee, solely in its capacity as Trustee of the Trust, hereby constitutes and appoints Donald B. Marron, Regina
A. Dolan, Pierce R. Smith and William J. Nolan, and each of them, his, her or its, as the case may be, true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for the Sponsor or such Trustee and in the Sponsor's or such Trustee's name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement and any and all amendments thereto filed pursuant to Rule 462(b) under the Securities Act with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

                  5. This Declaration of Trust may be executed in one or more counterparts.

                  6. The number of Trustees initially shall be five (5) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or
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decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than five (5); and provided, further, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and meets any other requirements imposed by applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon 30 days prior notice to the Sponsor.

                  7. The Trust may terminate without issuing any Trust Securities at the election of the Sponsor.


                  IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.


                                                   PAINE WEBBER GROUP INC., as
                                                   Sponsor,

                                                     by

                                                        /s/ Pierce R. Smith
                                                       --------------------
                                                       Name:  Pierce R. Smith,
                                                       Title: Treasurer


                                                   THE CHASE MANHATTAN BANK, not
                                                  in its individual capacity but
                                                     solely as Property Trustee,

                                                     by
                                                        /s/ L. O'Brien
                                                       -------------------------
                                                     Name:  L. O'Brien
                                                     Title: Senior Trust Officer
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                                             CHASE MANHATTAN BANK DELAWARE,
                                             not in its individual capacity
                                             but solely as Delaware
                                             Trustee,

                                               by
                                                   /s/ John J. Cashen
                                                   -----------------------------
                                                   Name:  John J. Cashen
                                                   Title: Senior Trust Officer


                                                   /s/ Regina A. Dolan
                                                   -----------------------------
                                                   Regina A. Dolan,
                                                   not in her individual
                                                   capacity but solely as
                                                   Trustee

                                                    /s/ Pierce R. Smith
                                                    ----------------------------
                                                    Pierce R. Smith,
                                                    not in his individual
                                                    capacity but solely as
                                                    Trustee


                                                   /s/ William J. Dolan
                                                   -----------------------------
                                                    William J. Dolan,
                                                    not in his individual
                                                    capacity but solely as
                                                    Trustee